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                                                                    Exhibit 10.8


                           BELDEN & BLAKE CORPORATION

                             1999 SEVERANCE PAY PLAN


Article I.  GENERAL STATEMENT OF PURPOSE

                  This is the Severance Pay Plan of Belden & Blake Corporation. The purpose of the Plan is to provide financial benefits to certain employees of the Company who lose their positions with the Company involuntarily without Cause, as described herein.

Article II.  DEFINITIONS.

         Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates otherwise:

                  Section 2.1 APPLICABLE PERIOD. The term "Applicable Period" shall mean a period equal to two (2) weeks for each year of service (not less than 2 weeks or more than 8 weeks) with the Company, unless an Eligible Employee is notified in writing that his or her Applicable Period shall consist of a different period. For this purpose, years of service with the Company shall be based on the total number of years and fractional years of continuous service with the Company from the Eligible Employee's most recent date of hire with the Company. For purposes of the preceding sentence, continuous service shall also include periods of employment with an entity or affiliate thereof acquired by the Company or with any entity or affiliate thereof from which the Company acquired assets that occurred immediately preceding the Eligible Employee's date of hire with the Company.

                  Section 2.2 BASE PAY. The term "Base Pay" shall mean, with respect to each Employee, the annual base compensation of such Employee at the rate in effect immediately prior to the Date of Termination.


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                  Section 2.3 BOARD. The term "Board" shall mean the board of directors of the Corporation.

                  Section 2.4 CAUSE. The term "Cause" shall mean the occurrence of any of the following as determined by the CEO in his sole discretion:

                  (i) Failure or neglect by an Employee to perform the duties of his or her position;

                  (ii) Failure of an Employee to obey orders given by the Company or supervisors;

                  (iii) Misconduct in connection with the performance of any of an Employee's duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject;

                  (iv) Commission by an Employee of an act involving moral turpitude, dishonesty, theft or unethical business conduct, or conduct that impairs or injures the reputation of, or harms, the Company;

                  (v) Disloyalty on the part of an Employee, including without limitation, aiding a competitor;

                  (vi) Failure by an Employee to devote his or her full time and best efforts to the Company's business and affairs;

                  (vii) Failure by an Employee to work exclusively for the
                        Company;

                  (viii)Failure by an Employee to fully cooperate in any
                        investigation by the Company;

                  (ix) Any breach by an Employee of this Agreement or Company rules; or



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                  (x)   Any other act of misconduct by an Employee.

                  Section 2.5 CEO. The term "CEO" shall mean the Chief Executive Officer of the Corporation.

                  Section 2.6 COMPANY. The term "Company" shall mean the Corporation and its Subsidiaries.

                  Section 2.7 CORPORATION. The term "Corporation" shall mean the Belden & Blake Corporation, an Ohio corporation, and any Successor.

                  Section 2.8 DATE OF TERMINATION. The term "Date of Termination" shall mean the effective date of an Employee's termination of employment.

                  Section 2.9 EFFECTIVE DATE. The term "Effective Date" shall mean August 1, 1999.

                  Section 2.10 ELIGIBLE EMPLOYEE. The term "Eligible Employee" shall mean any Employee who meets the requirements in Section 3.1 to receive Severance Pay under this Plan.

                  Section 2.11 EMPLOYEE. The term "Employee" shall mean any employee of the Company who is actively employed or on an approved leave of absence, excluding, however, part-time, leased, temporary, casual or special employees of the Company. Notwithstanding the foregoing, any Employee whose employment terminates in circumstances under which he or she is eligible for benefits under the Belden & Blake Corporation 1999 Change in Control Severance Pay Plan for Key Employees or by the Belden & Blake Corporation 1999 Change in Control Severance Pay Plan for Regular Employees shall receive benefits under such other plan and not this Plan.

                  Section 2.12 PLAN. The term "Plan" shall mean the Belden & Blake Corporation 1999 Severance Pay Plan for Employees, as the same may be amended from time to time.

                  Section 2.13 SEVERANCE PAY. The term "Severance Pay" shall mean the amount



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payable as set forth in Section 3.2 of the Plan.

                  Section 2.14 SUBSIDIARY. The term "Subsidiary" shall mean an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

                  Section 2.15 SUCCESSOR. The term "Successor" shall mean another corporation or unincorporated entity or group of corporations or unincorporated entities that acquires ownership, directly or indirectly, of all or substantially all of the assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise.

                  Section 2.16 VOTING STOCK. The term "Voting Stock" shall mean securities entitled to vote generally in the election of directors.

Article III.  SEVERANCE PAY.

                  Section 3.1 ELIGIBILITY. It is the policy of the Company to provide Severance Pay to Employees whose employment is terminated involuntarily by the Company other than for Cause. If an Employee resigns, abandons his job, fails to return from an approved leave of absence, initiates termination on any similar basis, or whose termination occurs by reason of his or her death or disability or in any other manner except an involuntary termination by the Company without Cause, the Employee will not be an Eligible Employee under this Plan. In addition, an Employee will not be an Eligible Employee under this Plan if he or she is terminated by the Company for Cause.

                  Section 3.2 AMOUNT OF SEVERANCE PAY. The Severance Pay payable to an Eligible Employee shall consist of continuation of such Eligible Employee's Base Pay following the Date of Termination for the duration of the Applicable Period. Eligible Employees shall receive their Severance Pay in installments commencing with the month immediately following the month in which the Date of Termination occurs and continuing for the Applicable Period. Such payment shall be coincident with the Company's then-current payroll cycle. Payment of Severance Pay,



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as described in this Section, shall be conditioned upon the execution and delivery by the Eligible Employee of a release, as described in Section 3.3, and subject to the completion of any period of revocation permitted by such release providing the Eligible Employee does not revoke the release during such revocation period.

                  Section 3.3 RELEASE. Payment of the Severance Pay set forth in
Section 3.2 to an Eligible Employee is conditioned upon the Eligible Employee executing and delivering a release in form and substance satisfactory to the Corporation releasing the Company and its affiliates from any and all claims, demands, damages, actions and/or causes of action whatsoever, which he or she may have had on account of the termination of his or her employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion, or handicapped status (with all applicable periods during which the Eligible Employee may revoke the release or any provision thereof having expired), and any and all claims, demands and causes of action for retirement (other than under the Belden & Blake Corporation Employees 401(k) Profit Sharing Plan or under any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended)), severance or other termination pay. Such release shall not, however, apply to the ongoing obligations of the Company arising under the Plan, or rights of indemnification the Eligible Employee may have under the Company's policies or by contract or by statute.

Article IV.  SUCCESSORS, ASSIGNMENT, SOURCES OF FUNDS AND WITHHOLDING TAXES

                  Section 4.1 SUCCESSORS AND BINDING EFFECT. (a) The Company shall require any Successor to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any Successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.



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                  (b) The rights under the Plan are personal in nature and
neither the Company nor any Employee shall, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality of the foregoing, an Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                  (c) The obligation of the Company to make payments hereunder shall represent an unfunded, unsecured obligation of the Company payable from its general assets.

                  Section 4.2 WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

Article V.  AMENDMENT AND TERMINATION

                  The Corporation reserves the right, by action of the Board or the CEO, to amend, modify, change or terminate this Plan or any award hereunder at any time with or without notice of any liability to Employees; provided, however, that no such action shall adversely affect the rights to Severance Pay of any Eligible Employee whose Date of Termination occurs before such action is taken by the Company.

Article VI.  ADMINISTRATION OF THE PLAN

                  Section 6.1 IN GENERAL. For purposes of the Employee Retirement Income Security Act of 1974, the Plan shall be administered by the Corporation, which shall be named fiduciary under the Plan. The Corporation shall have the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities, in the language of



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the Plan), to determine the rights and status under the Plan of Employees or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the forgoing, the Corporation is hereby granted the authority (i) to determine whether a particular employee is an "Employee" under the Plan and (ii) to determine whether a particular Employee is eligible for Severance Pay under the Plan.

                  Section 6.2 DELEGATION OF DUTIES. The Corporation may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Pay, to named administrator or administrators.

                  Section 6.3 REGULATIONS. The Corporation shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.

                  Section 6.4 CLAIMS PROCEDURE. The Corporation shall determine the rights of any employee of the Company to any Severance Pay hereunder.

                  (a) Any employee or former employee of the Company who believes that he or she is entitled to receive Severance Pay under the Plan, including other than that initially determined by the Corporation, may file a claim in writing with the Vice President of Human Resources of the Corporation. The Corporation shall, no later than ninety (90) days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of the Corporation's decision on his or her claim within such 90-day period, the claim shall be deemed to have been denied in full. A denial or partial denial of a claim shall be dated (the "Determination Date"), signed by the Corporation and written in a manner calculated to be understood by the claimant and shall include:

                      (i)   the specific reason or reasons for the denial;




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                      (ii)  specific reference to pertinent Plan provisions on
                            which the denial is based;

                      (iii) a description of any additional material or
                            information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv)  an explanation of the claim review procedure.

                  (b) A claimant whose claim is denied (or his of her duly authorized representative) may, within sixty (60) days after receipt of denial of his or her claim, request a review of such denial by the Corporation by filing with the Secretary of the Corporation a written request for review of his or her claim. If the claimant does not file a request for review with the Corporation within such 60-day period, then the claimant shall be deemed to have acquiesced in the original decision of the Corporation on his or her claim. If a written request for review is so filed within such 60-day period, then the Corporation shall conduct a full and fair review of such claim. During such full review, the claimant or his or her duly authorized representative shall be given the opportunity to review documents that are pertinent to his or her claim and to submit issues and comments in writing. The Corporation shall notify the claimant of its decision on review within sixty (60) days after receipt of a request for review unless special circumstances, including the advisability of a hearing, require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. All applicable governmental regulations regarding claims and review shall be observed by the Corporation in connection with its administration of the Plan. Notice of the decision on review shall be in writing signed by the Corporation and written in a manner calculated to be understood by the claimant and shall include: (i) the specific reason or reasons for the decision; and (ii) specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review. All decisions of the Corporation on review are final.



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Article VII.  MISCELLANEOUS

                  Section 7.1 NO RIGHT TO EMPLOYMENT. Nothing expressed or implied in the Plan shall create any right or duty on the part of the Company or the Employee to have the Employee remain in the employment of the Company. The Employee is an employee at will and the Company may terminate him or her at any time for any reason.

                  Section 7.2 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Ohio, without giving effect to the principals of conflict of laws of such State.

                  Section 7.3 VALIDITY. If any provisions of the Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

                  Section 7.4 CAPTIONS. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and shall not be considered in any construction hereof.

                  Section 7.5  PLAN INFORMATION.

                  (a) PLAN SPONSOR: The plan is sponsored by Belden & Blake Corporation; Telephone: (330) 499-1660.

                  (b) PLAN ADMINISTRATOR: Belden & Blake Corporation is the plan administrator. The plan administrator makes the rules and regulations necessary to administer the plan. The plan administrator shall have the responsibility and discretionary authority to interpret the terms of this Plan, to determine eligibility for benefits and to determine the amount of the benefits. The



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interpretations and determinations of the plan administrator shall be final and binding, unless determined by a court of competent jurisdiction to be arbitrary and capricious.

                  (c) AGENT FOR LEGAL PROCESS: Joseph M. Vitale is the agent for service of legal process. Any communications should be sent to Joseph M. Vitale at the following address:

                  Belden & Blake Corporation
                  5200 Stoneham Road
                  North Canton, Ohio  47720
Legal process may also be served on the plan administrator at the following address:

                  Belden & Blake Corporation
                  5200 Stoneham Road
                  North Canton, Ohio  47720

                  (d) PLAN YEAR: The records of the plan are kept on a calendar year basis.

                  (e) IDENTIFICATION NUMBER: If an employee needs to discuss the plan with a federal government agency, he should reference the plan number,
512. Belden & Blake Corporation's employer identification number is 34-1021371.


                  IN WITNESS WHEREOF, Belden & Blake Corporation has caused the Plan to be executed as of the 12th day of August, 1999.

ATTEST:                                        BELDEN & BLAKE CORPORATION


                                               By:/s/John L. Schwager

                                               Title: Chief Executive Officer
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